UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 S. Belt Line Rd., Suite 500 Coppell, TX	75019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2023 (the “Amendment Effective Date”), Dave & Buster’s, Inc. (the “Borrower”), a wholly owned subsidiary of Dave & Buster’s Entertainment, Inc. (the “Company”), Dave & Buster’s Holdings, Inc. (“Holdings”), as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Agent”) entered into the First Amendment to Credit Agreement (the “Amendment”), which amended that certain Credit Agreement, dated June 29, 2022 (the “Credit Agreement” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, the subsidiary guarantors party thereto, the lenders party thereto and the Agent.

The Amendment, among other things, (i) provides for a new tranche of term loans in an aggregate principal amount of $900,000,000 (the “2023 Term B Loans”) with an original issue discount of 99% and (ii) reduces the interest rate margin applicable to term loans and revolving loans outstanding under the Credit Agreement by 1.25%.

The 2023 Term B Loans will consist of (a) $843,625,000 in term loans (the “2023 Refinancing Term B Loans”) which will refinance in full the term loans outstanding immediately prior to the Amendment Effective Date (the “Existing Term B Loans”) and (b) $56,375,000 in additional term loans (the “2023 Additional Term B Loans”). The 2023 Refinancing Term B Loans and the 2023 Additional Term B Loans will constitute a single class of term loans outstanding under the Amended Credit Agreement.

The 2023 Term B Loans have terms substantially the same as the terms of the Existing Term B Loans (including, but not limited to, the maturity date previously applicable to the Existing Term B Loans, which is 7 years from the original closing date of the Credit Agreement), except as summarized herein. The proceeds from the 2023 Refinancing Term B Loans were used to refinance in full the Existing Term B Loans. The proceeds of the 2023 Additional Term B Loans will be used for general corporate and working capital purposes.

The 2023 Term B Loans may be prepaid at any time, without premium or penalty, but are subject to a prepayment premium of 1.00% (subject to certain exceptions) if certain refinancings of or amendment to reduce the all-in-yield of the 2023 Term B Loans is made at any time during the first six months after the Amendment Effective Date.

The 2023 Term B Loans will bear interest at Term SOFR (plus an additional credit spread adjustment of 0.10%) or ABR (each, as defined in the Amended Credit Agreement) plus (i) in the case of SOFR loans, 3.75% per annum and (ii) in the case of ABR loans, 2.75% per annum. The Revolving Loans will continue to bear interest subject to a pricing grid based on the Borrower’s net total leverage, at Term SOFR (plus an additional credit spread adjustment of 0.10%) plus a spread ranging from 3.00% to 3.50% per annum or ABR plus a spread ranging from 2.00% to 2.50% per annum.

The foregoing description of the Amendment is a summary and is therefore qualified in its entirety by the complete text of the Amendment, filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On July 5, 2023, the Company issued a press release regarding entry into the Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of June 30, 2023, by and among Dave & Buster’s, Inc., Dave & Buster’s Holdings, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch.

99.1	Press Release of Dave & Buster’s Entertainment, Inc., dated July 5, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

July 5, 2023	DAVE & BUSTER’S ENTERTAINMENT, INC.

	By:	/s/ Bryan McCrory
Bryan McCrory
Vice President, General Counsel and Secretary